                                                                     Exhibit 3.3
                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              CURAGEN CORPORATION

                        Adopted in accordance with the
                      provisions of Sections 242 and 245
            of the General Corporation Law of the State of Delaware
            -------------------------------------------------------

    CuraGen Corporation, a Delaware corporation, hereby certifies as follows:

    1. The name of the corporation is CuraGen Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 22, 1991.

    2. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of said corporation and was duly adopted pursuant to resolutions adopted by the Board of Directors and Stockholders of the corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). In lieu of a meeting and vote of the Stockholders, the holders of the necessary number of shares of the corporation's capital stock have given written consent to said amendment and restatement in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and said written consent was filed with the corporation and notice thereof has been given to those Stockholders who have not consented in writing.

    3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

    FIRST:  The name of the corporation is CuraGen Corporation (the
"Corporation").

    SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statue.

    FOURTH:

    A.   Designation and Number of Shares.
         --------------------------------

    The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 58,000,000 shares, consisting of 50,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), 3,000,000 shares of non-voting common stock, par value $.01 per share (the "Non-Voting Common Stock"), and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").
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    Each share of common stock, par value $.01 per share, of the Corporation issued and outstanding at the time and date that this Restated Certificate of Incorporation becomes effective (the "Effective Time") is hereby reclassified and changed, without any action on the part of the holders of any such common stock or on the part of the Corporation, into one share of fully paid and nonassessable Common Stock, and each person holding of record any shares of such common stock issued and outstanding at the Effective Time shall be entitled to receive, upon the surrender of certificates evidencing such shares to the Corporation, one or more certificates to evidence the number of shares of Common Stock into which such shares of common stock have been reclassified.

    A statement of the designations of the different classes of stock of the Corporation and of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, and of the authority conferred upon the Board of Directors to fix by resolution or resolutions any of the foregoing in connection with the creation of one or more series of Preferred Stock and the limitation of variations between or among such series, is set forth below in this Article FOURTH.

    B.   Preferred Stock
         ---------------

         1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

         2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, without limitation, the following:

              (a) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

              (b) The rate of dividends, if any, on the shares of that series, whether dividends shall be (i) non-cumulative, (ii) cumulative to the extent earned or (iii) cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or class;

              (c) Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates) or the property or rights, including securities of any other corporation, payable in case of redemption;

              (d) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amounts payable into such sinking fund;

              (e) The rights to which the holders of the shares of that series shall be entitled in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the

         Corporation, and the relative rights of priority, if any, of payment of shares of that series in any such event;

              (f) Whether the shares of that series shall be convertible into or exchangeable for shares of stock of any other class or any other series and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, the date or dates upon or after which they shall be convertible or exchangeable, the period or periods during which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable or at whose option they shall be convertible or exchangeable, and the method (if any) of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

              (g) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such additional shares of such series or shares of such other series;

              (h) Whether or not the shares of that series shall have voting rights, the extent of such voting rights on specified matters or on all matters, the number of votes to which the holder of a share of such series shall be entitled in respect of such share, whether such series shall vote generally with the Common Stock on all matters or (either generally or upon the occurrence of specified circumstances) shall vote separately as a class or with other series of Preferred Stock; and

              (i) Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Restated Certificate of Incorporation and to the full extent now or hereafter permitted by the Delaware General Corporation Law.

    C.   Common Stock and Non-Voting Common Stock.
         ----------------------------------------

    The Common Stock and the Non-Voting Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of the Common Stock and the Non-Voting Common Stock are as follows:

         1.   Dividends.  The holders of record of Common Stock and the Non-
              ---------
Voting Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors, such dividends of cash, property or stock of the Corporation as the Board of Directors shall from time to time declare, subject to the following rights and restrictions and the rights and restrictions set forth in paragraph (C)(2) of this Article FOURTH:

              (a) No cash dividends shall be declared and paid on the Common Stock unless at the same time an equal cash dividend is declared and paid, per share, on the Non-Voting Common Stock. No cash dividends shall be declared and paid on the Non-Voting Common Stock unless at the same time an equal cash dividend is declared and paid, per share, on the Common Stock.

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

              (b) No dividend of property (including capital stock of the Corporation) shall be declared and paid on the Common Stock unless a dividend of an equal amount of the same property has also been declared and paid, per share, on the Non-Voting Common Stock. No dividend of property (including capital stock of the Corporation) shall be declared and paid on the Non-Voting Common Stock unless a dividend of an equal amount of the same property has also been declared and paid, per share, on the Common Stock.

    2.   Stock Subdivisions and Combinations. The Corporation shall not
         -----------------------------------
subdivide or combine shares Common Stock by stock split, stock dividend, reclassification, reorganization or otherwise without at the same time making a proportionate subdivision or combination of the Non-Voting Common Stock. The Corporation shall not subdivide or combine shares of Non-Voting Common Stock by stock split, stock dividend, reclassification, reorganization or otherwise without at the same time making a proportionate subdivision or combination of the Common Stock.

    3.   Liquidation. In the event of any liquidation, dissolution or winding up
         -----------
of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the amounts to which the holders of any Preferred Stock shall be entitled, the holders of Common Stock and Non-Voting Common Stock shall be entitled (together as one class) to share ratably in the remaining assets of the Corporation.

    4.   Voting.  The holders of the Common Stock are entitled to one vote for
         ------
each share held. Except as provided under the Delaware General Corporation Law, the holders of the Non-Voting Common Stock are not entitled to vote. There shall be no cumulative voting.

    5.   Conversion of Non-Voting Common Stock.
         --------------------------------------

    (a)  Optional Conversion. Each share of Non-Voting Common Stock shall be
         -------------------
    convertible, at the option of the holder thereof, at any time and from time to time, into shares of Common Stock at the rate of one share of Common Stock for each share of Non-Voting Common Stock by surrendering the certificate or certificates for such shares of Non-Voting Common Stock, together with written notice that such holder elects to convert all or any portion of the shares of Non-Voting Common Stock represented by such certificate or certificates, to the office of the transfer agent (which shall be the principal office of the Corporation if it serves as its own transfer agent). Such notice shall state the names of the nominees, if any, in which such holder wishes the certificate or certificates for the shares of Common Stock to be issued. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if it serves as its own transfer agent) shall be the conversion date. The Corporation shall, as soon as practicable after such conversion date, issue and deliver at such office to such holder of Non-Voting Common Stock, or to its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

    (b)  Automatic Conversion.  (i) Except as provided in paragraph 5(b)(ii),
         --------------------
    upon the transfer by a holder of beneficial ownership of any shares of Non-Voting Common Stock, such shares shall automatically, with no further action being required by any party to such transfer or otherwise, be converted into shares of Common Stock at the rate of one share of Common Stock for each share of Non-Voting Common Stock.

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

         (ii) The provisions of paragraph 5(b)(i) shall not apply, and Non-Voting Common Stock shall be issued to a transferee of Non-Voting Common Stock upon the transfer of beneficial ownership of any shares thereof, if such transfer is made to (i) a majority- owned subsidiary of Genentech, Inc., a Delaware corporation ("Genentech"), (ii) a corporation ("Genentech Parent") of which Genentech is a wholly owned subsidiary or (iii) a wholly owned subsidiary of Genentech Parent (in any such case, a "qualifying transfer"); provided that if such transfer is made to a wholly owned
                --------
    subsidiary of Genentech or of Genentech Parent, as the case may be, and such wholly owned subsidiary ceases to be a wholly owned subsidiary of Genentech or of Genentech Parent, as the case may be, then such shares shall automatically, with no further action being required by any party, be converted into shares of Common Stock at the rate of one share of Common Stock for each share of Non-Voting Common Stock. Upon any qualifying transfer, the transferor shall provide written certification to the transfer agent for the Common Stock and Non-Voting Common Stock of such facts which constitute such transfer as a "qualifying transfer" and, absent prima facie evidence that such certification is false, the Corporation or any transfer agent shall accept such certification as being correct and shall not be required to conduct any investigation with respect thereto.

         (c) The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Non-Voting Common Stock.

    FIFTH:  The Corporation is to have perpetual existence.

    SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

    A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the By-Laws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

    B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.

    C. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent.

    SEVENTH: A. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors.

    B. On or prior to the Effective Time, the Board of Directors of the Corporation shall divide the directors into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1999 annual meeting of stockholders or any special meeting
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

in lieu thereof, the term of office of the second class to expire at the 2000 annual meeting of stockholders or any special meeting in lieu thereof, and the term of office of the third class to expire at the 2001 annual meeting of stockholders or any special meeting in lieu thereof. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

    C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. In the event of any increase or decrease in the authorized number of directors,
(i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term or his prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

    D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

    E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

    EIGHTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation; provided, that, in
                                                       --------
addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the By-Laws of the Corporation.

    NINTH: A. To the fullest extent permitted by the Delaware General Corporation Law as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors, officers and any person who is or was serving at the request of the

                                       6
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Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, if such person was or is made a party to or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan; provided, that
                                                            --------
except with respect to proceedings to enforce rights to indemnification or as is otherwise required by law, the By-Laws of the Corporation may provide that the Corporation shall not be required to indemnify, and advance expenses to, any director, officer or other person in connection with a proceeding (or part thereof) initiated by such director, officer or other person, unless such proceeding (or part thereof) was authorized by the Board of Directors and shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article NINTH or otherwise. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and other agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion.

    B. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    C. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article NINTH.

    D. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article NINTH shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The indemnification and rights to advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the Board of Directors, pursuant to the last sentence of paragraph 1 of this Article NINTH, shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board of Directors in its sole discretion. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

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    TENTH:  No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission if such elimination or limitation is prohibited by the Delaware General Corporation Law. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    ELEVENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the Delaware General Corporation Law and all rights conferred upon stockholders are granted subject to this reservation; provided that, in addition
                                                      --------
to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least seventy percent (70%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or Non-Voting Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, and this Article ELEVENTH of this Amended and Restated Certificate of Incorporation.

    TWELFTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



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

    IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chairman of the Board of Directors, President and Chief Executive Officer this 12th day of March 1998.

                                       CURAGEN CORPORATION



                                       By: /s/ Jonathan M. Rothberg, Ph.D.
                                           -------------------------------
                                           Jonathan M. Rothberg, Ph.D.
                                           Its Chairman of the Board,
                                           President and
                                           Chief Executive Officer

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